FOX FACTORY HOLDING CORP.
2013 OMNIBUS PLAN

Restricted Stock Unit Award Agreement

Name of Participant:      [NAME]
Grant Date:          [DATE]

THIS AGREEMENT (the “Agreement”), is executed as of [DATE], between Fox Factory Holding Corp., a Delaware corporation (“Fox Factory” or the “Company”), and [NAME], an Employee (the “Participant”).

RECITALS:

Fox Factory desires to carry out the purposes of Fox Factory Holding Corp. 2013 Omnibus Plan, as it may be amended and/or restated (the “Plan”), by affording the Participant a long-term incentive compensation opportunity as hereinafter provided.
In consideration of the foregoing, of the mutual promises set forth below and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.Incorporation of Plan. The rights and duties of Fox Factory and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern. Unless otherwise provided herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

2.Grant of Award; Vesting.
a.Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Participant the right (this “Award”) to earn an aggregate of [WRITTEN NUMBER] [(#)] shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of the Company subject to the terms and conditions set forth in this Agreement. Such Shares shall not be issued, and the Participant shall have no rights as a Shareholder of the Company, until Shares are issued pursuant to Section 5 below.
b.Subject to the terms of this Agreement and those of the Plan, this Award shall vest and become earned at its Fair Market Value in four equal installments over 4 years, determined with respect to the aggregate number of Shares designated in Section 2(a) above, as follows: 25% on [DATE], 25% on [DATE], 25% on [DATE], and 25% on [DATE], provided that the Participant’s service with the Company and its subsidiaries has not ceased before the particular vesting date.
c.Except as provided in the Plan and in this Agreement, if the Participant’s continuous service with the Company ceases, this Award, to the extent not then vested, shall immediately terminate without consideration.

3.Vesting of Award. The Committee has sole authority (unless arbitrary and capricious) to determine whether and to what degree the Award has vested and is payable and to interpret the terms and conditions of this Agreement and the Plan.

4.Forfeiture of Award. Except as set forth in Section 13(c) of the Plan, in the event that the continuous service of the Participant with Fox Factory or an Affiliate terminates for any reason and the Award has not vested pursuant to Section 2, then the Award, to the extent not vested as of the Participant’s termination of continuous service date, shall be forfeited immediately upon such termination, and the Participant shall have no further rights with respect to the Award or the Shares underlying the Award. The Committee (or its designee, to the extent permitted under this Agreement or the Plan) shall have sole discretion (unless arbitrary and capricious) to determine if a Participant’s rights have terminated pursuant to the Plan and this Agreement, including but not limited to the authority to determine the basis for the Participant’s termination of continuous service. The Participant expressly acknowledges and agrees that, except as otherwise provided in this Agreement or Section 13(c) of the Plan, the termination of the Participant’s continuous service shall result in forfeiture of the Award and any underlying payout to the extent the Award has not vested as of the Participant’s termination of continuous service date. For the purposes of this Agreement and the Plan, a legal leave under short term disability or FMLA or similar law shall not be deemed to be a termination of the Participant’s continuous service; provided, however, that no such leave shall last longer than six continuous months.

5.Award Payout.
a.The Award and the number of Shares that the Award represents shall, to the extent vested on each particular vesting date, be payable, and paid, in whole shares of Common Stock, with cash being paid in lieu of fractional Shares and with each settlement to include any dividends that accrued on the vested Shares from the Grant Date through the settlement date.
b.Award payout shall, upon vesting of the Award, be made to the Participant (or in the event of the Participant’s death, to the Participant’s beneficiary or beneficiaries) in a lump sum as soon as practicable, but in all cases within two and one-half (2-1/2) months following the applicable vesting date. Notwithstanding the foregoing, if the Participant is or may be a “specified employee” (within the meaning of Section 409A of the Code), a distribution that is subject to Section 409A restrictions and that is due to Separation from Service may not be made until within the thirty- (30-) day period commencing with the first day of the seventh month following the month of Separation from Service, or, if earlier, the date of death of the Participant (with all such payments that otherwise would have been made during such six-month period to be made during the seventh month following Separation from Service), in each case except as may be otherwise permitted under Section 409A.

6.No Right to Continued Employment or Service. Neither the Plan, the grant of the Award, nor any other action related to the Plan shall confer upon the Participant any right to continue in the employment or service of Fox Factory or an Affiliate or affect in any way the right of Fox Factory or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise expressly provided in the Plan or this Agreement or as determined by the Committee, all rights of the Participant with respect to the Award shall terminate upon termination of the employment or service of the Participant with Fox Factory or an Affiliate. The grant of the Award does not create any obligation on the part of Fox Factory or an Affiliate to grant any further awards. So long as the Participant shall continue to be an employee of Fox Factory or an Affiliate, the Award shall not be affected by any change in the duties or position of the Participant.

7.Nontransferability of Award and Shares. The Award, and any Award payout, shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. The designation of a beneficiary in accordance with Plan procedures does not constitute a transfer.

8.Superseding Agreement: Binding Effect. This Agreement supersedes any statements, representations or agreements of Fox Factory with respect to the grant of the Award or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement does not supersede or amend any existing confidentiality agreement, non-solicitation agreement, noncompetition agreement, employment agreement or any other similar agreement between the Participant and Fox Factory or an Affiliate, including, but not limited to, any restrictive covenants contained in such agreements.

9.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law, and in accordance with applicable United States federal laws.

10.Amendment and Termination, Waiver. Subject to the terms of the Plan, this Agreement may be amended or terminated only by the written agreement of the parties hereto. The waiver by Fox Factory of a breach of any provision of the Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant. Notwithstanding the foregoing, the Committee shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to the extent necessary to comply with applicable law or changes to applicable law (including but in no way limited to Section 409A and federal securities laws), and the Participant hereby consents to any such amendments to the Plan and this Agreement.

11.Withholding; Tax Matters.
a.Fox Factory or an Affiliate shall report all income and withhold all required local, state, federal, foreign income and other taxes and any other amounts required to be withheld by any governmental authority or law from any amount payable in cash with respect to the Award. Prior to the delivery or transfer of any shares of Common Stock or any other benefit conferred under the Plan, Fox Factory shall require the Participant to pay to Fox Factory in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by Fox Factory or an Affiliate to such authority for the account of such recipient. Alternatively, at the election of Participant, Participant shall be entitled (subject to procedures satisfactory to the Committee) to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income, employment and other tax obligations relating to the Award, by electing (the “election”) to have Fox Factory withhold shares of Common Stock from the shares of Common Stock to which the recipient is entitled. The number of shares of Common Stock to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to the amount of such obligations being satisfied. Each election must be made in writing to the Committee in accordance with election procedures established by the Committee.
b.Fox Factory has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) related to the Award or the payout, if any, pursuant to the Award, and the Participant is in no manner relying on Fox Factory or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences with respect to the Award and that the Participant should consult a tax advisor. The Participant acknowledges that the Participant has been advised that the Participant should consult with the Participant’s own attorney, accountant, and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that Fox Factory has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

12.Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement are final and binding on the parties hereto.

13.Notices. Any and all notices under this Agreement shall be in writing and sent by hand delivery or by certified or registered mail (return receipt requested and first-class postage prepaid), in the case of Fox Factory, 6634 Hwy 53, Braselton, GA 30517; Attention: Compensation Committee, and in the case of the Participant, to the last known address of the Participant as reflected in Fox Factory’s records.

14.Severability. The provisions of this Agreement are severable; and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

15.Compliance with Laws, Restrictions on Award and Shares of Common Stock. Fox Factory may impose such restrictions on the Award and the shares of Common Stock or other benefits underlying the Award or relating to the payout of the Award as it may deem advisable in order to comply with restrictions under the federal securities laws, federal tax laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such Award or shares of Common Stock. Notwithstanding any other provision in the Plan or this Agreement to the contrary, Fox Factory shall not be obligated to issue, deliver or transfer any shares of Common Stock, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). Fox Factory may cause a restrictive legend or legends to be placed on any certificate for shares of Common Stock issued pursuant to the Award in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

16.Successors and Assigns. Subject to the limitations stated herein and in the Plan, this Agreement shall be binding upon and inure to the benefit of the Participant and the Participant’s executors, Committees and permitted transferees and beneficiaries and Fox Factory and its successors and assigns.

17.Counterparts, Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

18.Right of Offset. Notwithstanding any other provision of the Plan or this Agreement, Fox Factory may reduce the amount of any benefit or payment otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to Fox Factory or an Affiliate that is or becomes due and payable, and the Participant shall be deemed to have consented to such reduction; provided, however, that to the extent Section 409A is applicable, such offset shall not exceed the greater of Five Thousand Dollars ($5,000) or the maximum offset amount then permitted under Section 409A.

19.Adjustment of Award.
a.In the event of any change in the outstanding Shares by reason of any stock split, stock dividend or other non-recurring dividends or distributions, recapitalization, merger, consolidation, spin off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the Common Stock, an adjustment shall be made, as the Committee deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment may include an adjustment to the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, the number and class of Shares issuable pursuant to Options or Stock Appreciation Rights, and the numerical limits contained in Section 4(a) of the Plan. Notwithstanding the preceding sentence, the number of Shares subject to any Award always will be a whole number.
b.Notwithstanding anything contained in the Plan or elsewhere in this Agreement to the contrary, (i) the Committee, in order to comply with applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes-Oxley Act of 2002), retains the right at all times to decrease or terminate the Award and payments under the Plan, and any and all amounts payable under the Plan or paid under the Plan shall be subject to clawback, forfeiture, and reduction to the extent determined by the Committee as necessary to comply with applicable law; and (ii) in the event any legislation, regulation(s), or formal guidance require(s) any compensation payable under the Plan (including, without limitation, the Award) to be deferred, reduced, eliminated, or subjected to vesting, the Award shall be deferred, reduced, eliminated, paid in a different form or subjected to vesting or other restrictions as, and solely to the extent, required by such legislation, regulation(s), or formal regulatory guidance.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been executed on behalf of Fox Factory and by the Participant effective as of the day and year first above written.

FOX FACTORY HOLDING CORP.

By:

Name:

Its:

PARTICIPANT

[NAME]

Date Signed